                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Amendment No. 4 to Registration Statement on Form S-4 of Bioanalytical Systems, Inc. of our report dated
July 26, 2002, except for Note 14, as to which the date is November 13, 2002, relating to the financial statements of PharmaKinetics, Inc. for the year ended June 30, 2002, which appears in such Registration Statement. We also consent to the incorporation by reference of our report dated July 26, 2002, except for Note 14, as to which the date is November 13, 2002, relating to the financial statements and financial statement schedule, which appears in Pharmakinetics Annual Report on Form 10-K for the year ended June 30, 2002. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data of PKLB" in such Registration Statement.


                                             /s/ PRICEWATERHOUSECOOPERS LLP
                                             ------------------------------
                                             PRICEWATERHOUSECOOPERS LLP



Baltimore, Maryland
May 22, 2003